Exhibit 99.1

News Release

Contact:

Media Relations Bobbie Collins 212-810-8155 Bobbie.Collins@blackrock.com	Media/Investor Relations Brian Beades 212-810-5596 invrel@blackrock.com

BlackRock Completes Secondary Offering of Common Stock

New York, November 15, 2010—BlackRock, Inc. (the “Company”) (NYSE: BLK) today announced that it has completed the secondary offering of 58,737,122 shares of its common stock at a price per share of $163.00. The total offering included 51,237,122 shares of its common stock offered by Bank of America Corporation (including the full over allotment and direct placement of shares to Mizuho Financial Group); and 7,500,000 shares offered by The PNC Financial Services Group, Inc.

Following the offering, ownership of BlackRock’s 131.1 million shares of common stock outstanding by Bank of America, PNC, and Barclays Bank PLC is now 0%, 25.3% and 2.3%, respectively. Economic ownership of BlackRock’s 191.1 million total shares outstanding held by the same firms is now 7.1%, 20.3% and 19.7%, respectively. (All figures are based on September 30, 2010 shares outstanding.)

BofA Merrill Lynch, Morgan Stanley & Co. Incorporated and Barclays Capital acted as joint book-running managers for the offering. The Company did not receive any proceeds from the secondary offering.

The prospectus supplement and accompanying prospectus relating to these securities have been filed with the Securities and Exchange Commission and are available at its website, http://www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to the offering may also be obtained from:

BofA Merrill Lynch

4 World Financial Center

New York, NY 10080

Attn: Prospectus Department

E-mail: dg.prospectus_requests@baml.com

Morgan Stanley

180 Varick Street, 2nd Floor,

New York, NY 10014

Attention: Prospectus Dept.

Email: prospectus@morganstanley.com

Telephone: (866) 718-1649

Barclays Capital Inc.

c/o Broadridge

Integrated Distribution Services

1155 Long Island Avenue

Edgewood, NY 11717

Barclaysprospectus@broadridge.com

Telephone: 1 (888) 603-5847

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

News Release

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At September 30, 2010, BlackRock’s AUM was $3.446 trillion. BlackRock offers products that span the risk spectrum to meet clients’ needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions. Headquartered in New York City, as of September 30, 2010, the firm has approximately 8,900 employees in 24 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at http://www.blackrock.com.

Forward-Looking Statements

This report, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms, including the recently approved Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays Bank PLC, Bank of America Corporation, Merrill Lynch & Co., Inc. or The PNC Financial Services Group, Inc.; (11) terrorist activities, international hostilities and natural disasters which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s economic investments; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s success in maintaining the distribution of its products; (16) the impact of BlackRock electing to provide support to its products from time to time; (17) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (18) the ability of BlackRock to integrate the operations of Barclays Global Investors.

News Release

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.